UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2025 (March 1, 2025)

LIVERAMP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38669	83-1269307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Bush Street, Seventeenth Floor

San Francisco, CA 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 987-6764

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.10 Par Value	RAMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2025, LiveRamp Holdings, Inc. (the “Company”) announced that Kimberly Bloomston, the Company’s Chief Product Officer, ceased serving in such role effective March 1, 2025 and her employment with the Company will terminate effective as of the end of fiscal 2025. In connection with her departure, Ms. Bloomston will receive a lump sum cash severance payment of $1,088,819, which is equal to the sum of her current base salary, her average annual bonus for the two prior fiscal years and the target amount of her fiscal 2025 cash bonus opportunity, as well as a lump sum cash payment to cover COBRA continuation coverage for Ms. Bloomston and her eligible dependents for 12 months. In addition, the Company will accelerate vesting of a prorated portion of Ms. Bloomston’s outstanding performance-based restricted stock units based on actual performance as of the date her employment terminates. The payment of the foregoing amounts is subject to Ms. Bloomston’s execution of, and her compliance with, a separation agreement and release of claims.

Ms. Bloomston has agreed to provide consulting services to the Company on a limited basis until March 31, 2026, in accordance with a consulting agreement to be entered into between the Company and Ms. Bloomston as of the termination of her employment (the “Consulting Agreement”). Ms. Bloomston will receive an hourly consulting fee of $215 based on the number of hours worked. In addition, during the term of the Consulting Agreement, Ms. Bloomston’s outstanding time-based equity awards scheduled to vest in fiscal year 2026 will continue to vest and settle in accordance with the schedule set forth in the applicable grant documents, excluding any inconsistent provisions relating to the effect upon the award of Ms. Bloomston’s cessation of employment, provided vesting will cease and such awards will be forfeited if Ms. Bloomston accepts other employment or ceases providing consulting services to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVERAMP HOLDINGS, INC.

By:	/s/ Jerry C. Jones
Jerry C. Jones
Chief Ethics and Legal Officer & Executive Vice President

Date: March 3, 2025